Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Prospect Global Resources Inc. (the “Company”) on Form 10-Q/A for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, in his capacity as an officer of the Company, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 12, 2014	/s/ Damon Barber
Damon Barber,
President and Chief Executive Officer

Date: February 12, 2014	/s/ Gregory Dangler
Gregory Dangler,
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.